REPUBLIC OF CHINA

PASSPORT

Type           Code                  Passport No.

P              TWN                  1340491659

Name (Surname, Given names)

LIN, SHIH-HUANG

Nationality                      Personal Id. No.

REPUBLIC OF CHINA            N103353224

Sex                             Date of birth

M                              01 MAY 1955

Date of issue                     Place of birth

09 AUG 2000                    TAIWAN

Date of expiry

09 AUG 2010

Authority

MINISTRY OF FOREIGN AFFAIRS